UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  December 16, 2009

CLICKER Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-32923	33-0198542
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18952 MacArthur Blvd, Suite 210, Irvine, CA 92612
(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 486-3990

Copy of correspondence to:

Michael Ference, Esq.
Thomas A. Rose, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.
Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02       Unregistered Sales of Equity Securities.

On December 16, 2009, CLICKER Inc. (the “Company”) entered into an Exchange Agreement with Thalia Woods Management (“Thalia”), pursuant to which Thalia exchanged a $158,534.44 promissory note for a $158,534.44 convertible debenture (the “Debenture”).  The Debenture does not accrue interest and matures on December 16, 2010.  Thalia has the right to convert all or a portion of the principal into shares of common stock of the Company at a conversion price equal to fifty percent (50%) of the average of the closing bid price of the Company’s common stock (“Common Stock”) during the five (5) trading days immediately preceding the conversion date as quoted by Bloomberg, LP (the “Conversion Price”).  Thalia’s right and obligation to convert the Debenture and receive Common Stock is restricted such that Thalia’s beneficial ownership shall not exceed 4.99% of the then issued and outstanding shares of the Company’s Common Stock.

ITEM 9.01    Financial Statements and Exhibits.

(d)           Exhibits.

10.01	Exchange Agreement, dated as of December 16, 2009, by and between CLICKER Inc. and Thalia Woods Management, Inc.

10.02	Form of Convertible Debenture

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLICKER INC.

Dated: December 22, 2009	BY:	/s/ ALBERT AIMERS
Albert Aimers Chief Executive Officer